UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 18, 2021
(Date of earliest event)

Turtle Beach Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-35465	27-2767540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 South Broadway, 4th Floor White Plains, New York	10601
(Address of principal executive offices)	(Zip code)

(888) 496-8001
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	HEAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 18, 2021, the Board of Directors (the “Board”) of Turtle Beach Corporation (the “Company”) approved the Company’s Amended and Restated Retention Plan (the “Amended Plan”), which is intended to align those severance benefits to those offered to other executive team employees by peer companies and best practice based on a peer review and assessment report prepared by Compensia, Inc., an executive compensation consulting firm, for the Compensation Committee, and replaces the prior retention plan. Participation in the Amended Plan is open to any employee of the Company who is designated by the Board as being covered by the Amended Plan.

The Amended Plan provides that if a participant is terminated by the Company without Cause or a participant terminates his or her employment for Good Reason (as those terms are defined in the Amended Plan) during the one-year period following a Change in Control, then, subject to the participant’s execution and non-revocation of a general release, the participant will be entitled to: (i) payment of any portion of the participant’s annual bonus under the Company’s Management Incentive Plan for the calendar year prior to the one in which the Transaction Date occurs that has not been paid prior to the participant’s termination date; (ii) a lump-sum payment equal to the participant’s Target Bonus for the year of termination multiplied by (x) the greater of 50% or the percentage of such year that the participant was employed by the Company, or (y) 100% if the participant is further designated by the Board as an “extended participant”; (iii) continuation of the participant’s Base Pay for six (6) months (or twelve (12) months if an extended participant) from the termination date of the participant’s employment in accordance with the Company’s ordinary payroll practices; (iv) if the participant elects coverage under COBRA, reimbursement for the full amount of premiums for such continuation coverage for a period of six (6) months (or twelve (12) months if an extended participant); provided, that, if a participant is entitled to severance benefits under such participant’s employment agreement, then the participant will only be entitled to the larger benefit for each of the items above as between the severance benefits in such employment agreement and under the Amended Plan, but not both.

The Amended Plan defines “Changes in Control” as any of the following events occurring after the date of the Amended Plan: (a) a “person” (as such term in used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; (b) the Company merges or consolidates with any other corporation, other than in a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) directly or indirectly, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (c) the sale or other disposition of all or substantially all of the Company’s assets.  Notwithstanding anything in the Amended Plan to the contrary, no event that would be a Change in Control as defined in the Amended Plan shall be a Change in Control unless such event also constitutes a “change in control event” as defined in Section 409A of the Internal Revenue Code of 1986, as amended, and its corresponding regulations.

The foregoing description of the Amended Plan is qualified in its entirety by reference to the Amended Plan, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

On November 19, 2021, the Company entered into a letter agreement (the “Letter Agreement”), with John Hanson, the Company’s Chief Financial Officer, to grant Mr. Hanson participation in the Amended Plan as an extended participant. Accordingly, the Letter Agreement provides that if Mr. Hanson’s employment is terminated by the Company without Cause or if Mr. Hanson terminates his employment for Good Reason (as those terms are defined in the Amended Plan) during the one-year period following a Change in Control, then, subject to his execution and non-revocation of a general release, Mr. Hanson will be entitled to: (i) payment of any portion of his annual bonus under the Company’s Management Incentive Plan for the calendar year prior to the one in which the Transaction Date occurs that has not been paid prior to his termination date; (ii) a lump-sum payment equal his Target Bonus for the year of termination; (iii) continuation of his Base Pay for twelve (12) from the termination date of his employment in accordance with the Company’s ordinary payroll practices; (iv) if he elects coverage under COBRA, reimbursement for the full amount of premiums for such continuation coverage for a period of twelve (12) months; provided, that, if he is entitled to severance benefits under his employment agreement, then he will only be entitled to the larger benefit for each of the items above as between the severance benefits in such employment agreement and under the Amended Plan, but not both.

The foregoing description of the Letter Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Letter Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Turtle Beach Corporation Amended and Restated Retention Plan, dated November 18, 2021
10.2	Letter Agreement between Turtle Beach Corporation and John Hanson dated November 19, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  November 19, 2021

TURTLE BEACH CORPORATION
By:	/S/ JOHN T. HANSON
John T. Hanson
Chief Financial Officer, Treasurer and Secretary